UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 8, 2020

SONOMA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

645 Molly Lane, Ste 150

Woodstock, GA 30189

(Address of principal executive offices)

(Zip Code)

(707) 283-0550

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	SNOA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors of Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective on September 8, 2020, our Board of Directors appointed Jerry Dvonch as our new Chief Financial Officer and accepted the resignation of Mr. Grant Edwards as Chief Financial Officer. We thank Mr. Edwards for all of his services and wish him the best in his future endeavors.

Mr. Dvonch, age 52, joins us from the SpineCenter Atlanta where he was the controller and Senior Vice President of Finance and Accounting since March 2017. From March 2016 to April 2016 he was a consultant controller for DS Healthcare Group, Inc. Prior to that he was the director for external reporting and director of finance of NeoGenomics Laboratories from July 2005 to July 2015. He has over 10 years of experience with SEC reporting. Mr. Dvonch is a licensed Certified Public Accountant in New York. He holds a Master of Business Administration in Finance from the University of Rochester and a Bachelor of Business Administration in Accounting from Niagara University.

Mr. Dvonch will be employed at-will. We agreed to compensate Mr. Dvonch $200,000 per year. Mr. Dvonch is eligible for a bonus up to 50% of his annual salary, prorated the first year based on a fiscal year end of March 31 and dependent upon meeting specified performance goals. He is also eligible for equity grants within the normal employee equity programs and for benefits, such as vacation, and our medical, dental, vision and retirement plans.

We agreed that Mr. Edwards will assist with the transition period at a rate of $200 per hour. His previously granted 2,609 shares of common stock will vest on September 15, 2020. No further equity grants will be made to Mr. Edwards.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Offer letter J. Dvonch dated August 10, 2020.
10.2	Amendment No. 1 to the Consulting Agreement between the Company and TechCXO, LLC dated September 10, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonoma Pharmaceuticals, Inc.
(Registrant)

Date: September 11, 2020	By:	/s/ Amy Trombly
	Name: Title:	Amy Trombly Chief Executive Officer

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